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                                                                   EXHIBIT 10.33

                            STOCK OPTION AGREEMENT

      A Stock Option (this "Option") is hereby granted by Lodgian, Inc., a Delaware corporation (the "Company"), to the Eligible Individual named below ("Optionee"), for and with respect to common stock of the Company, $.01 par value per share ("Common Stock"), subject to the following terms and conditions:

      Name of Optionee: Linda B. Philp

      Title/Position: Chief Financial Officer

      Number of Shares
      Subject to Option: 8,579

      Option Price Per Share: $11.72

      Date of Grant: January 31, 2005

      1. Grant of Option; Consideration. Subject to the provisions set forth herein and the terms and condition of the Lodgian, Inc. Amended and Restated 2002 Stock Incentive Plan (the "Plan"), the terms of which are hereby incorporated by reference, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee: (a) an option (which is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), and regulations issued thereunder, to purchase from the Company the number of shares of Common Stock set forth above, at the exercise price per share set forth above, and subject to the exercise schedule set forth in Section 3 below. All capitalized but undefined terms used in this Agreement shall have the meanings ascribed to them in the Plan.

      At the time of exercise of the Option, payment of the exercise price must be made in cash or previously owned shares of Common Stock, which shares have been held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, or a combination thereof. Notwithstanding the foregoing, if the committee of the Board of Directors of the Company charged with the administration of the Plan (the "Committee"), in its sole discretion agrees, Optionee may exercise this Option through a "cashless exercise" procedure approved by the Committee involving a broker or dealer approved by the Committee and affording Optionee the opportunity immediately to sell some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy withholding tax obligations related to the Option.

      2. Term of Option. The term of the Option granted hereunder shall be 10 years.

      3. Exercise Schedule. The Option granted hereunder shall become vested and exercisable according to the following schedule; provided, however, except as expressly set forth below with respect to vesting upon death, all vesting shall cease effective as of the date Optionee ceases to be employed by the Company or a Parent or Subsidiary of the Company.

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
                                                  EXERCISE PERIOD
NUMBER OF SHARES          EXERCISE         COMMENCEMENT         EXPIRATION
SUBJECT TO OPTION          PRICE               DATE                 DATE
-----------------         --------         ------------         ----------
      4,289               $  11.72            1/31/06             1/31/15
      4,290               $  11.72            1/31/07             1/31/15

      Notwithstanding the foregoing, the right to exercise all of the Options shall immediately vest upon the date of the Optionee's death.

      4. Acceptance by Optionee. The exercise of the Option is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by Optionee's execution of this agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Company.

      5. Termination of Employment For Reason Other Than Death or Disability. If Optionee's employment with the Company and its Parent and all Subsidiaries is terminated for any reason, other than the Optionee's death or total and permanent disability (as defined in Section 105 (d) (4) of the Code), the Option shall expire sixty (60) days following the date of termination of employment; provided that the Committee, in its sole discretion, by written notice given to Optionee, may permit Optionee to exercise the Option during a period ending on the earlier of ninety (90) days after such termination of employment and the date the Option expires in accordance with its terms.

      6. Termination of Employment Due to Death or Disability. If Optionee's employment with the Company and its Parent and all Subsidiaries is terminated due to Optionee's death or total and permanent disability (as defined in Section 105 (d) (4) of the Code), the Option shall expire on the earlier of the first anniversary of such termination of employment or the date the Option expires in accordance with its terms. During such period, the Option (which became 100% vested as referred to above) shall be exercisable in whole or in part to the extent exercisable on the effective date of termination of employment (after giving effect to accelerated vesting in the event of death) by a legatee or legatees of the Option under Optionee's will, or by Optionee's executors, personal representatives or distributes.

      7. Notice of Exercise. Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or Optionee's personal representative in the event of Optionee's death, (i) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the exercise date.

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      8. Exercise only by Optionee; No Transfer of Option. The option may be exercised only by Optionee during Optionee's lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

      9. No Status as Shareholder. Neither Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until the purchase price for such shares shall have been paid in full and the shares of Common Stock with respect to which its Option is exercised are issued, which in no event will be delayed more than thirty (30) days from the date the Option is exercised.

      10. Cancellation; Change. In the event the Option shall be exercised in whole, this agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

      11. Administrative Regulations. The issuance of the shares of Common Stock pursuant to the exercise of this Option is subject to compliance with all applicable laws, including without limitation, laws governing withholding from employees and non-resident aliens for income tax purposes.

      12. Tax Consequences. Optionee understands that the grant and exercise of this Option, and the sale of shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to Optionee. Optionee represents that Optionee has consulted with, or will consult with, his or her tax advisor; Optionee further acknowledges that Optionee is not relying on the Company for any tax, financial or legal advice; and it is specifically understood by the Optionee that no representations are made as to any particular tax treatment with respect to the Option.

      13. Delaware Law Governs. The Option and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

                                       [Signatures appear on following page]

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                                       LODGIAN, INC.

                                       By:  /s/ W. Thomas Parrington
                                            --------------------------------
                                       W. Thomas Parrington
                                       President and Chief Executive Officer

      The undersigned hereby accepts the Option subject to the terms and conditions set forth in this Agreement.

                                       /s/ Linda B. Philp           2/3/05
                                       --------------               ------
                                       Linda B.Philp                Date
                                       1425 Landings Chase
                                       Alpharetta, GA 30005

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